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Exhibit (iii)

                            ACCEPTANCE OF COLLATERAL

                     IN FULL SATISFACTION OF ALL OBLIGATIONS

RECITALS:
---------

         GREGG GIUFFRIA (hereafter "GIUFFRIA"), as Pledgor, and RAYMOND R. ALCINI AND DIANA G. ALCINI, TRUSTEES OF THE RAYMOND R. ALCINI AND DIANA G. ALCINI 1998 REVOCABLE TRUST ("Pledgee"), entered into a certain pledge agreement dated July 31, 2002, by which Pledgor pledged to Pledgee Three Hundred Thousand (300,000) shares of Voyager Entertainment International, Inc., common stock ("Collateral") to secure the repayment of loans made by Pledgee by Pledgor totaling One Hundred Fifteen Thousand Dollars ($115,000.00). Pursuant to said pledge agreement, Pledgor transferred to Pledgee Voyager Entertainment International, Inc., Share Certificate No. 536, evidencing ownership of said shares, and executed and transferred to said Pledgee a stock power (separate from the certificate) for the transfer of said shares to Pledgee.

         Pledgor is in default in repayment of said loans. Pledgor and Pledgee desire that all of the Collateral be transferred to Pledgee in full satisfaction of the aforesaid obligations.

AGREEMENT:
---------

         It is agreed by and between Pledgor and Pledgee that Pledgee accepts the Collateral in full satisfaction of the obligations described above.


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                                    EXECUTION


PLEDGOR:
Dated:  March 17, 2003                                    /S/
                                      ------------------------------------------
                                      Gregg Giuffria

PLEDGEE:
Dated:  March 17, 2003                                   /S/
                                      ------------------------------------------
                                      Raymond R. Alcini, Trustee of the
                                      Raymond R. Alcini and Diana G.
                                      Alcini 1998 Revocable Trust

Dated:  March 17, 2003                                  /S/
                                      ------------------------------------------
                                      Diana G. Alcini, Trustee of the
                                      Raymond R. Alcini and Diana G.
                                      Alcini 1998 Revocable Trust